August 4, 2016

Q3 FY16 Results

Steve Voorhees
Chief Executive Officer

Ward Dickson
Chief Financial Officer

Jim Porter
President, Paper Solutions

WestRock

Forward-looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to the statements on the slides entitled "WestRock – A Compelling Value & Growth Opportunity", "Q3 FY16 Consumer Packaging Results", "Q3 FY16 Land & Development Results", "Synergy and Performance Improvements" and "Financial Guidance" that give guidance or estimates for future periods as well as statements regarding, among other things, that we have an unmatched ability to provide our breadth of product offerings, capabilities and geographic reach to our customers; we are on track to achieve our $1 billion synergy and business performance improvement target by end of fiscal 2018; we estimate annualized run-rate savings of ~$500 million by end of fiscal 2016; we estimate Adjusted Free Cash Flow in fiscal 2016 of at least $1 billion; we expect 9.5% of Free Cash Flow Yield in fiscal 2016; the Cenveo integration is going well with synergies ahead of plan, and we are integrating 25K tons of paperboard; we see continued strong economic and real estate trends in Charleston, SC; we expect to complete monetization of our land portfolio over the next 24 to 30 months; we expect total gross proceeds of approximately $600 million to be split with various joint venture partners, and approximately $275 – $300 million of after-tax cash flow with more than one-half of the cash flow expected to be realized by end of fiscal 2017; our expectations regarding the composition of our three-year synergy and performance improvement target; and the earnings drivers set forth on slide #11 with respect to our fiscal 2016 forecast will materialize as outlined.

Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. We caution readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. With respect to these statements, we have made assumptions regarding, among other things, the results and impacts of the merger of MeadWestvaco and RockTenn; economic, competitive and market conditions generally; volumes and price levels of purchases by customers; competitive conditions in our businesses and possible adverse actions of their customers, competitors and suppliers. Further, our businesses are subject to a number of general risks that would affect any such forward-looking statements including, among others, decreases in demand for their products; increases in energy, raw materials, shipping and capital equipment costs; reduced supplies of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; the occurrence of a natural disaster or other unanticipated problems such as labor difficulties, equipment failure or unscheduled maintenance and repair, which could result in operational disruptions of varied duration; our desire or ability to continue to repurchase company stock; and adverse changes in general market and industry conditions. Such risks and other factors that may impact management's assumptions are more particularly described in our filings with the Securities and Exchange Commission, including in Item 1A under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended September 30, 2015. The information contained herein speaks as of the date hereof and WestRock does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Disclaimer; Non-GAAP Financial Measures

We may from time to time be in possession of certain information regarding WestRock that applicable law would not require us to disclose to the public in the ordinary course of business, but would require us to disclose if we were engaged in the purchase or sale of our securities. This presentation shall not be considered to be part of any solicitation of an offer to buy or sell WestRock securities. This presentation also may not include all of the information regarding WestRock that you may need to make an investment decision regarding WestRock securities. Any investment decision should be made on the basis of the total mix of information regarding WestRock that is publicly available as of the date of the decision.

We report our financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating our performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies. See the Appendix for details about these non-GAAP financial measures, as well as the required reconciliations.

WestRock
A Compelling Value & Growth Opportunity

Industry Leadership	• Holds number 1 or number 2 positions in attractive paper and packaging markets
Differentiated Strategy	• Focus on value-added, innovative paper and packaging solutions that help our customers win in their markets • Unmatched ability to provide our breadth of product offerings, capabilities and geographic reach to our customers
Strong Cash Flow Generation	• Adjusted Free Cash Flow forecast for FY16 of at least $1 billion (1) • FY16 Adjusted Free Cash Flow Yield estimate of approximately 9.5% (1)
Realizing Productivity Benefits	• $425 million annualized run-rate achieved as of June 30, 2016 • On track to achieve $1 billion synergy and business performance improvement target by end of FY18
Balanced Capital Allocation	• Returned $1 billion of cash to stockholders since merger • Deployed $588 million to strategic M&A growth opportunities since merger • Successfully completed separation of Ingevity that returned $1 billion to stockholders

1) Non-GAAP Financial Measure. We believe the most directly comparable GAAP measure to Adjusted Free Cash Flow is Operating Cash Flow and the most directly comparable GAAP measure to Adjusted Free Cash Flow Yield is Operating Cash Flow Yield. See Reconciliation in Appendix.

Key Takeaways for the Quarter

Executing and driving solid financial performance

- Net Sales of $3.6 billion; adjusted EPS from continuing operations of $0.71 (1)
- LTM Credit Agreement EBITDA Margin of 16.9% (2)
- Consumer Packaging segment Adjusted EBITDA margin increased 190 basis points versus prior year (2)
- Captured productivity benefits of $105 million
- Achieved annual run-rate synergy and performance improvements of $425 million
- Adjusted Free Cash Flow of $373 million and $805 million fiscal year-to-date (2)
- Significant inventory reductions of $106 million in Corrugated Packaging and Consumer Packaging segments

Implementing balanced capital allocation strategy

- Leverage ratio of 2.33x on June 30, 2016, within targeted leverage range of 2.25x – 2.50x (2)
- Repurchased 1.2 million shares in the quarter and 12.5 million shares since close of merger
- Dividend maintained at $1.50 per share post separation of Ingevity; current yield of 3.6% (3)

1) Non-GAAP Financial Measure. We believe the most directly comparable GAAP measure is earnings from continuing operations per diluted share which was $0.59. See Reconciliation in Appendix.
2) Non-GAAP Financial Measure. See Reconciliation in Appendix.
3) Non-GAAP Financial Measure. Calculated as annual dividend of $1.50 divided by closing share price on 8/3/2016 of $41.95.

Q3 FY16 Corrugated Packaging Results

Financial Performance

($ in millions, except percentages)	Q3 FY16 WRK	Q3 FY15 RKT + MWV [2]
Segment Sales	$1,968	$2,010
Adj. Segment Income [1]	$195	$233
Adj. Segment EBITDA [1]	$339	$364
% Margin [1]	17.9%	18.8%
North America EBITDA Margin [1]	18.3%	19.4%
Brazil EBITDA Margin [1]	22.8%	26.1%

Unfavorable foreign exchange translation impact to Q3 FY16 sales and segment income is $20 million and $1 million, respectively

Adjusted Segment EBITDA [1] ($ in millions)



$364
($4)
($41)
($4)
$2
($17)
$41
($2)
$339
Q3 FY15
Volume
Price/Mix
Pulp Price/Mix
Energy, Materials and Freight
Labor and Other Inflation
Productivity
Other
Q3 FY16

North America:

- North American corrugated EBITDA margin of 18.3% increased 80 basis points sequentially [1]
- Box shipments per day: 2% lower versus prior year
  - Up 1.7% in July versus prior year
- Sequential pricing: Box down $6 / ton; domestic containerboard flat; export containerboard down $2 / ton
- 72K tons of economic downtime and 60K tons of maintenance downtime
- North American containerboard inventory reduced by 152K tons sequentially

Grupo Gondi (Unconsolidated Joint Venture) [3]:

- Joint venture sales of $188 million, EBITDA margins over 20%
- Equity income in WestRock financials of $6 million on an adj. basis
- Total Gondi quarterly shipments of 211K tons
- WestRock supplied 67K tons of containerboard to Gondi in quarter

Brazil:

- Shipments increased by 6K tons, up 5% versus prior year
- YTD box shipments declined 2%, in-line with industry

Segment EBITDA Key Bridge Variances:

- Price / Mix: North American box pricing down $16 / ton, domestic containerboard down $20 / ton and export containerboard down $38 / ton
- E/M/F: Lower natural gas and pulp wood costs more than offset increase in recycled fiber prices of $7 / ton
- Productivity: Realizing benefits from mill and box plant optimization, process improvements and purchasing initiatives

1) Non-GAAP Financial Measure. See Use of Non-GAAP Financial Measures and Reconciliations in Appendix.
2) Combined and recast to reflect conforming cost treatments to be consistent with WestRock methodology. See Reconciliation in Appendix.
3) We hold a 25% ownership interest in Grupo Gondi.

WestRock

Q3 FY16 Consumer Packaging Results

Financial Performance

($ in millions, except percentages)	Q3 FY16 WRK	Q3 FY15 RKT + MWV [2]
Segment Sales	$1,636	$1,711
Adj. Segment Income [1]	$151	$168
Adj. Segment EBITDA [1]	$275	$256
% Margin [1]	16.8%	14.9%

Unfavorable foreign exchange translation impact to Q3 FY16 sales and segment income is $6 million and $1 million, respectively

Adjusted Segment EBITDA [1] ($ in millions)



$256
($16)
$2
($8)
$6
($12)
$59
($12)
$275
Q3 FY15
Volume
Price/Mix
Pulp Price/Mix
Energy, Materials and Freight
Labor and Other Inflation
Productivity
Other
Q3 FY16

Business Performance Highlights:

- EBITDA margin expansion of 190 basis points versus prior year due to strong productivity gains [1]
- Stable demand in packaging (Folding Carton, Beverage, Merchandising Displays and Home, Health and Beauty)
- Cenveo integration going well; synergies ahead of plan; integrating 25K tons of paperboard
- Home, Health and Beauty — strong execution; record EBITDA margins
- Inventory reduction of 46K tons from prior year

Segment EBITDA Key Bridge Variances:

- Volume: Solid demand and seasonal improvement in Folding Carton, Beverage and Home, Health and Beauty. Declines in SBS liquid packaging, tobacco and external SBS/CRB
- Price / Mix: Stable price/mix for the paperboard and converting grades due to our diverse portfolio and differentiated product mix. Lower pulp pricing versus prior year
- E/M/F: Lower natural gas and pulp wood costs more than offset increase in recycled fiber prices and chemical costs
- Productivity: Strong execution on synergy and productivity improvements from internalization of tons, procurement savings and performance excellence
  - Integrating a total of 250K tons per year, from internal, Carolina and Cenveo
- Other: Primarily due to increased amortization of outage expenses in consumer mills versus prior year

1) Non-GAAP Financial Measure. See Use of Non-GAAP Financial Measures and Reconciliations in Appendix.
2) Combined and recast to reflect conforming cost treatments to be consistent with WestRock methodology. See Reconciliation in Appendix.

WestRock

Q3 FY16 Land & Development Results

Financial Performance ($ in millions)	Q3 FY16 WRK	Q3 FY15 MWV (1)
Segment Sales	$42	$22
Segment Income	$10	$8

Business Performance Highlights:

- Q3 FY16 included $39.7 million of land sales versus $19.5 million in Q3 FY15
  - Walworth land parcel sold for $27 million; 1 year ahead of original schedule
- Segment income negatively impacted by $20 million due to step-up in asset values related to merger; step-up has no impact on current or future cash flows
- Continued strong economic and real estate trends in Charleston, SC
- Q4 FY16 Outlook: Land sales expected to be at stepped up book value, $10 million sequential reduction in income from Q3 FY16

Update on Accelerated Monetization Activity:

- Project-by-project review and strategy complete; portfolio is 68,000 acres
- Expect to complete monetization of land portfolio over next 24 to 30 months
- Values in line with original purchase price accounting estimates
  - Total gross proceeds expected of approximately $600 million; to be split with various joint venture partners
  - WestRock expects after tax cash flow of approximately $275 – $300 million; more than one-half expected to be realized by end of FY17
- Value of natural gas mineral rights are not reflected in estimate; pre-tax book value of $63 million

1) Recast to reflect conforming cost treatments to be consistent with WestRock methodology. See Reconciliation in Appendix.

Synergy and Performance Improvements

Q3 FY16 PROGRESS

- Achieved annualized run-rate of $425 million at 6/30
- Estimate annualized run-rate of $500 million by end of FY16



$165 million
$255 million
$350 million
$425 million
~$500 million
$1 billion
Q4 FY15
Q1 FY16
Q2 FY16
Q3 FY16
FY16
FY17
FY18

On track to achieve $1 billion objective by end of FY18

RUN-RATE AT 6/30/16



Duplicative Corp & Support Functions 12%
Capital Investment 12%
$425 million
53% Ongoing Productivity
23% Procurement

THREE YEAR GOAL



Duplicative Corp & Support Functions 10%
Capital Investment 20%
$1 billion
Ongoing Productivity 40%
Procurement 30%

WestRock

Q3 FY16 Adjusted Segment EBITDA including Corporate Bridge (1)


($ in millions)
$634
($20)
($39)
($12)
$8
($32)
$105
($4)
($29)
$611
Q3 FY15
Volume
Price/Mix
Pulp Price/Mix
Energy, Materials and Freight
Labor, Benefits and Other Inflation
Productivity
FX
Pension Income / Other
Q3 FY16

- Price/mix primarily due to the flow through of lower domestic and export containerboard pricing
- Pulp price decline by $35 per ton versus prior year
- Benefits from lower natural gas costs offset by increased fiber and chemical costs:
  - Natural Gas: +$13 million; Pulp Wood: +$9 million; Freight / Diesel, Other Energy and Materials: +$7 million; Recycled Fiber: ($14) million; and Chemicals: ($7) million
- Productivity benefit of $105 million demonstrates continued momentum optimizing our mill and converting systems, leveraging our continuous improvement organization and lowering costs through supply chain, procurement and SG&A activities
- Reduction in pension income of $18 million due to implementation of liability driven investing strategy to protect pension overfunding

1) Q3 FY16 results adjusted for inventory stepped-up in purchase accounting net of related LIFO adjustments of $2.0 million. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix.

WestRock

Financial Guidance

FY16 Adjusted Free Cash Flow Estimate	**Exceed $1 billion**

Q4 FY16 Earnings Drivers

Price/Mix	Sequentially Stable to Slightly Lower
Natural Gas Input Costs	Sequentially Higher
Recycled Fiber Input Costs	Sequentially Higher
Consumer Mill Major Maintenance Outages	$11 million pre-tax unfavorable sequential impact
Land and Development	$10 million pre-tax unfavorable sequential impact
Q4 FY16 Adjusted EPS Estimate	Lower than Q3 FY16

Pension Estimates

US Qualified Pension Plan GAAP Over-funding Estimate as of 7/15/16	$450 million
FY17 US Qualified Pension Contributions Estimate	$0
FY17 Other US Non-Qualified/ Canadian Pension Contributions Estimate	$25 – $30 million

Executing Balanced Capital Allocation Strategy Focused on Value Creation

- Acquisition of SP Fiber: $315 million
- Acquisition of Cenveo Packaging: $98 million
- JV with Grupo Gondi: $175 million

- Maintenance capital expenditures: ~60%
- Cost reduction or strategic capital expenditures: ~40%


M&A
$588 million
24%
Capital Expenditures
$841 million
35%
Capital Allocated Since Merger (1)
$2.4 billion
Stock Repurchases
$613 million
25%
Dividends
$384 million
16%

- 12.4 million shares repurchased
- Q4 FY15: $328 million
- YTD FY16: $285 million

- Annual dividend of $1.50 per share
- Current dividend yield of 3.6% (2)
- Current S&P 500 dividend yield of 2.1% (3)

1) At end of Q3 FY16. Excludes merger-related share repurchases for $668 million.
2) Calculated as annual dividend of $1.50 divided by closing share price on 8/3/2016 of $41.95.
3) Source: Bloomberg. As at close of 8/3/2016.

WestRock

WestRock
A Compelling Value & Growth Opportunity

Industry Leadership	• Holds number 1 or number 2 positions in attractive paper and packaging markets
Differentiated Strategy	• Focus on value-added, innovative paper and packaging solutions that help our customers win in their markets • Unmatched ability to provide our breadth of product offerings, capabilities and geographic reach to our customers
Strong Cash Flow Generation	• Adjusted Free Cash Flow forecast for FY16 of at least $1 billion (1) • FY16 Adjusted Free Cash Flow Yield estimate of approximately 9.5% (1)
Realizing Productivity Benefits	• $425 million annualized run-rate achieved as of June 30, 2016 • On track to achieve $1 billion synergy and business performance improvement target by end of FY18
Balanced Capital Allocation	• Returned $1 billion of cash to stockholders since merger • Deployed $588 million to strategic M&A growth opportunities since merger • Successfully completed separation of Ingevity that returned $1 billion to stockholders

1) Non-GAAP Financial Measure. We believe the most directly comparable GAAP measure to Adjusted Free Cash Flow is Operating Cash Flow and the most directly comparable GAAP measure to Adjusted Free Cash Flow Yield is Operating Cash Flow Yield. See Reconciliation in Appendix.

Appendix

Non-GAAP Financial Measures

Credit Agreement EBITDA

"Credit Agreement EBITDA" is calculated in accordance with the definition contained in our Credit Agreement. Credit Agreement EBITDA is generally defined as Consolidated Net Income plus: consolidated interest expense, income taxes of the consolidated companies determined in accordance with GAAP, depreciation and amortization expense of the consolidated companies determined in accordance with GAAP, loss on extinguishment of debt and financing fees, certain non-cash and cash charges incurred, including goodwill impairment, certain restructuring and other costs, merger / acquisition and integration costs, charges and expenses associated with the write-up of inventory acquired and other items. LTM Credit Agreement EBITDA margin is calculated by dividing LTM Credit Agreement EBITDA by Net Sales adjusted for Trade Sales.

Adjusted Free Cash Flow

Free Cash Flow is defined as Cash Provided by Operating Activities, excluding after-tax cash restructuring costs minus capital expenditures. Free Cash Flow Yield is defined as Free Cash Flow divided by Market Capitalization (Shares Outstanding as at 6/30/2016 times Share Price as of 8/3/2016). We believe the most directly comparable GAAP measure is net cash provided by operating activities. Management believes this is an important measure in evaluating our financial performance and measures our ability to generate cash without incurring additional external financings.

Total Funded Debt and Leverage Ratio

"Total Funded Debt" is calculated in accordance with the definition contained in our Credit Agreement. Total Funded Debt is generally defined as aggregate debt obligations reflected in our balance sheet less the stepped up value of said debt, less non-recourse debt except for Securitization related debt, less trade payables related debt that may be recharacterized as debt, less insurance policy loans to the extent offset by assets of the applicable insurance policies, obligations with the hedge adjustments resulting from terminated and existing fair value interest rate derivatives or swaps, if any, less certain cash, plus additional outstanding letters of credit not already reflected in debt and certain guarantees.

Our management uses Credit Agreement EBITDA and Total Funded Debt to evaluate compliance with our debt covenants and borrowing capacity available under our Credit Agreement, as a measure of operating performance and to compare to our target Leverage Ratio of 2.25x – 2.50x. Management believes that investors also use these measures to evaluate our compliance with our debt covenants and available borrowing capacity. Borrowing capacity is dependent upon, in addition to other measures, the "Credit Agreement Debt/EBITDA ratio" or the "Leverage Ratio," which is defined as Total Funded Debt divided by Credit Agreement EBITDA. As of the June 30, 2016 calculation, our Leverage Ratio was 2.33 times. While the Leverage Ratio under the Credit Agreement determines the credit spread on our debt we are not subject to a Leverage Ratio cap. The Credit Agreement is subject to a Debt to Capitalization and Consolidated Interest Coverage Ratio, as defined in the Credit Agreement.

Non-GAAP Financial Measures (cont.)

Adjusted Segment EBITDA Margins

Our management uses "Adjusted Segment EBITDA Margins", along with other factors, to evaluate our segment performance against our peers. Management believes that investors also use this measure to evaluate our performance relative to our peers. "Adjusted Segment EBITDA Margin" is calculated for each segment by dividing that segment's Adjusted Segment EBITDA by Adjusted Segment Sales. "Adjusted Segment EBITDA" is calculated for each segment by adding that segment's "Adjusted Segment Income" to its Depreciation, Depletion and Amortization.

Adjusted Earnings Per Diluted Share

We also use the non-GAAP measure "adjusted earnings per diluted share," also referred to as "adjusted earnings per share" or "Adjusted EPS." Management believes this non-GAAP financial measure provides our board of directors, investors, potential investors, securities analysts and others with useful information to evaluate our performance because it excludes restructuring and other costs, net, and other specific items that management believes are not indicative of the ongoing operating results of the business. We and our board of directors use this information to evaluate our performance relative to other periods.

Constant Currency Measures

Our management uses Segment Sales, Segment Income and Segment EBITDA Margins as well as those measures held on a constant currency basis, i.e. eliminating the impact of the change in currency from the comparison period, to evaluate our segment performance and our performance against our peers. Management believes that investors also use these measures to evaluate our performance relative to our peers.

Q3 FY16 Adjusted Earnings Per Share Reconciliation

($ in millions, except per share data)		WRK Q3 FY16
Income from Continuing Operations	**$**	**152.4**
Restructuring and other items		30.8
Merger and acquisition inventory step-up expense		1.4
Grupo Gondi gain on investment		(1.5)
Noncontrolling interest from continuing operations		(0.4)
Adjusted Income from Continuing Operations	**$**	**182.7**

Earnings from Continuing Operations per Diluted Share	$	0.59
Restructuring and other items		0.12
Merger and acquisition inventory step-up expense		0.01
Grupo Gondi gain on investment		(0.01)
Adjusted Earnings Per Diluted Share	**$**	**0.71**

Q3 FY16 Adjusted Segment Sales, Adjusted EBITDA and Adjusted EBITDA Margin

($ in millions, except percentages)	Corrugated Packaging	Consumer Packaging	Land and Development	Non-Allocated / Eliminations	Consolidated
Segment Sales	$ 1,967.7	$ 1,635.8	$ 42.0	$ (49.0)	$ 3,596.5
Less: Trade Sales	(70.6)	-	-	-	(70.6)
Adjusted Segment Sales	$ 1,897.1	$ 1,635.8	$ 42.0	$ (49.0)	$ 3,525.9
Segment Income including non-allocated	$ 192.4	$ 151.7	$ 9.5	$ (15.3)	$ 338.3
Depreciation and Amortization	144.1	124.2	0.3	2.0	270.6
Segment EBITDA	336.5	275.9	9.8	(13.3)	608.9
Plus: Inventory Step-up	2.8	(0.8)	-	-	2.0
Adjusted Segment EBITDA	$ 339.3	$ 275.1	$ 9.8	$ (13.3)	$ 610.9
Segment EBITDA Margins	17.1%	16.9%	23.3%		
Adjusted Segment EBITDA Margins	17.9%	16.8%	23.3%		

Q3 FY16 Corrugated EBITDA Margins

($ in millions, except percentages)	Q3 FY16 North America	Q3 FY16 Brazil	Q3 FY16 Other	Q3 FY16 Corrugated Packaging
Segment Sales	$ 1,761.4	$ 92.3	$ 114.0	$ 1,967.7
Less: Trade Sales	(70.6)	-	-	(70.6)
Adjusted Segment Sales	$ 1,690.8	$ 92.3	$ 114.0	$ 1,897.1
Segment Income	$ 177.5	$ 9.2	$ 5.7	$ 192.4
Depreciation and Amortization	129.6	11.8	2.7	144.1
Segment EBITDA	307.1	21.0	8.4	336.5
Plus: Inventory Step-up	2.8	-	-	2.8
Adjusted Segment EBITDA	$ 309.9	$ 21.0	$ 8.4	$ 339.3
Segment EBITDA Margins	17.4%	22.8%	7.4%	17.1%
Adjusted Segment EBITDA Margins	18.3%	22.8%	7.4%	17.9%

($ in millions, except percentages)	Q3 FY15 - RKT North America	Q3 FY15 - RKT Other	Q3 FY15 - RKT Corrugated Packaging	Q3 FY15 - MWV Brazil	Q3 FY15 - MWV Other	Q3 FY15 - MWV Corrugated Packaging	Q3 FY15 - RKT + MWV Corrugated Packaging
Segment Sales	$ 1,797.3	$ 90.0	$ 1,887.3	$ 101.8	$ 21.3	$ 123.1	$ 2,010.4
Less: Trade Sales	(78.5)	-	(78.5)	-	-	-	(78.5)
Adjusted Segment Sales	$ 1,718.8	$ 90.0	$ 1,808.8	$ 101.8	$ 21.3	$ 123.1	$ 1,931.9
Segment Income	$ 214.5	$ 2.5	$ 217.0	$ 19.0	$ (3.5)	$ 15.5	$ 232.5
Depreciation & Amortization	119.8	2.6	122.4	7.6	1.2	8.8	131.2
Adjusted Segment EBITDA	$ 334.3	$ 5.1	$ 339.4	$ 26.6	$ (2.3)	$ 24.3	$ 363.7
Adjusted Segment EBITDA Margins	19.4%	5.7%	18.8%	26.1%	-10.8%	19.7%	18.8%

Q3 FY16 Packaging Shipments Results (1)

Corrugated Packaging		FY15				FY16		
North America Corrugated	Unit	Q1	Q2	Q3	Q4	Q1	Q2	Q3
External Box, Containerboard & Kraft Paper Shipments	Thousands of tons	1,908.2	1,877.1	1,953.0	1,934.0	1,940.6	1,969.2	2,019.8
Newsprint Shipments	Thousands of tons	-	-	-	-	26.0	-	-
Pulp Shipments	Thousands of tons	87.6	59.6	79.6	84.0	80.1	71.1	94.3
Total North American Corrugated Packaging Shipments	Thousands of tons	1,995.8	1,936.7	2,032.6	2,018.0	2,046.7	2,040.3	2,114.1
Corrugated Container Shipments (2)	Billions of square feet	18.2	18.1	18.8	18.7	18.7	18.2	18.6
Corrugated Container Shipments per Shipping Day (2)	Millions of square feet	297.7	292.6	298.7	292.6	306.3	288.6	291.4
Corrugated Packaging Maintenance Downtime	Thousands of tons	68.5	79.6	104.1	3.1	119.9	68.1	60.5
Corrugated Packaging Economic Downtime	Thousands of tons	53.1	24.5	29.5	83.9	144.0	30.1	71.7
Brazil and India								
Corrugated Packaging Shipments	Thousands of tons	166.5	168.2	175.1	171.4	180.2	173.5	166.9
Corrugated Container Shipments	Billions of square feet	1.4	1.4	1.5	1.4	1.5	1.3	1.4
Corrugated Container Shipments per Shipping Day	Millions of square feet	18.7	20.4	19.9	18.1	19.2	19.8	19.1
Total Corrugated Packaging Segment Shipments (3)	Thousands of tons	2,162.3	2,104.9	2,207.7	2,189.4	2,226.9	2,213.8	2,281.0
Consumer Packaging								
WestRock								
Consumer Packaging Segment Shipments	Thousands of tons	871.0	875.4	955.3	955.1	876.0	898.3	911.0
Pulp Shipments	Thousands of tons	68.3	45.6	60.7	88.8	73.3	76.1	75.3
Consumer Packaging Converting Shipments	Billions of square feet	8.6	8.6	9.2	9.2	8.8	9.0	9.5

1) Combined RKT and MWV shipments for Q1 FY15 to Q3 FY15.
2) Excludes Grupo Gondi shipments.
3) Combined North America, Brazil and India shipments.

Q3 FY16 LTM Credit Agreement EBITDA, Net Sales and LTM Credit Agreement EBITDA Margin

($ in millions, except percentages)		WRK LTM Q3 FY16
Income from Continuing Operations	$	348.5
Interest Expense, Net		185.9
Income Taxes		186.0
Depreciation, Depletion and Amortization		1,069.8
Additional Permitted Charges		553.7 [1]
LTM Credit Agreement EBITDA	**$**	**2,343.9**
Net Sales	$	14,176.2
Less: Trade Sales		(280.7)
Net Sales Adjusted for Trade Sales	**$**	**13,895.5**
LTM Credit Agreement EBITDA Margin		**16.9%**

1) Additional Permitted Charges includes among other items, $422 million of restructuring and other costs, net and $70 million pre-tax expense for inventory stepped-up in purchase accounting.

Q3 FY16 Total Debt, Funded Debt and Leverage Ratio

($ in millions, except ratios)		WRK Q3 FY16
Current Portion of Debt	$	345.2
Long-Term Debt Due After One Year		5,513.9
Total Debt		5,859.1
Less: Unamortized Debt Stepped-up to Fair Value in Purchase and Deferred Financing Costs		(318.2)
Plus: Letters of Credit, Guarantees and Other Adjustments		(68.2)
Total Funded Debt	**$**	**5,472.7**
LTM Credit Agreement EBITDA	$	2,343.9
Leverage Ratio		**2.33x**

Q3 and YTD FY16 Adjusted Free Cash Flow

($ in millions)	Q3 FY16	YTD FY16
Cash Flow from Operations	$ 531.6	$ 1,306.8
Less: Capital Expenditures	(196.3)	(614.7)
	335.3	692.1
Plus: Restructuring and Other Costs, Net of Tax	37.9	113.2
Adjusted Free Cash Flow	**$ 373.2**	**$ 805.3**

Q3 FY15 Reconciliation of Reported to Recast Segment Income and EBITDA

($ in millions, except percentages)	RKT	MWV as Reported [1]	MWV Adjustments [2]	MWV Recast Total	Combined RKT / MWV	Less: Specialty Chemicals	Combined RKT / MWV Excluding Specialty Chemicals
Segment Sales							
Corrugated Packaging	$ 1,887.3	$ 123.1	$ -	$ 123.1	$ 2,010.4	$ -	$ 2,010.4
Consumer Packaging	690.2	1,020.4	-	1,020.4	1,710.6	-	1,710.6
Specialty Chemicals	-	262.2	-	262.2	262.2	(262.2)	-
Land & Development	-	22.0	-	22.0	22.0	-	22.0
Intersegment Eliminations	(38.6)	(5.4)	-	(5.4)	(44.0)	-	(44.0)
Total Segment Sales	$ 2,538.9	$ 1,422.3	$ -	$ 1,422.3	$ 3,961.2	$ (262.2)	$ 3,699.0
Adjusted Segment Income							
Corrugated Packaging	$ 217.0	$ 18.1	$ (2.6)	$ 15.5	$ 232.5	$ -	$ 232.5
Consumer Packaging	77.9	125.0	(34.7)	90.3	168.2	-	168.2
Specialty Chemicals	-	61.7	(2.8)	58.9	58.9	(58.9)	-
Land & Development	-	2.1	6.0	8.1	8.1	-	8.1
Total Segment Income	294.9	206.9	(34.1)	172.8	467.7	(58.9)	408.8
Non-Allocated Expenses	(12.7)	(30.5)	42.1	11.6	(1.1)	-	(1.1)
Adjusted Segment Income including Non-Allocated Expenses	282.2	176.4	8.0	184.4	466.6	(58.9)	407.7
Noncontrolling Interest	-	8.0	(8.0)	-	-	-	-
MWV Interest and Other Items	-	(76.2)	-	(76.2)	(76.2)	-	(76.2)
	$ 282.2	$ 108.2	$ -	$ 108.2	$ 390.4	$ (58.9)	$ 331.5
Depreciation and Amortization							
Corrugated Packaging	$ 122.4	$ 8.8	$ -	$ 8.8	$ 131.2	$ -	$ 131.2
Consumer Packaging	28.7	58.8	-	58.8	87.5	-	87.5
Specialty Chemicals	-	8.5	-	8.5	8.5	(8.5)	-
Land & Development	-	0.4	-	0.4	0.4	-	0.4
Total Segment D&A	151.1	76.5	-	76.5	227.6	(8.5)	219.1
Non-Allocated Expenses	3.9	3.3	-	3.3	7.2	-	7.2
Total Depreciation and Amortization	$ 155.0	$ 79.8	$ -	$ 79.8	$ 234.8	$ (8.5)	$ 226.3
Adjusted Segment EBITDA							
Corrugated Packaging	$ 339.4	$ 26.9	$ (2.6)	$ 24.3	$ 363.7	$ -	$ 363.7
Consumer Packaging	106.6	183.8	(34.7)	149.1	255.7	-	255.7
Specialty Chemicals	-	70.2	(2.8)	67.4	67.4	(67.4)	-
Land & Development	-	2.5	6.0	8.5	8.5	-	8.5
Total Adjusted Segment EBITDA	446.0	283.4	(34.1)	249.3	695.3	(67.4)	627.9
Non-Allocated Expenses	(8.8)	(27.2)	42.1	14.9	6.1	-	6.1
Noncontrolling Interest	-	8.0	(8.0)	-	-	-	-
Adjusted Segment EBITDA including Non-Allocated Expenses	$ 437.2	$ 264.2	$ -	$ 264.2	$ 701.4	$ (67.4)	$ 634.0
Adjusted Segment EBITDA Margins							
Corrugated Packaging [3]	18.8%	21.9%	nm	19.7%	18.8%		18.8%
Consumer Packaging	15.4%	18.0%	nm	14.6%	14.9%		14.9%
Specialty Chemicals	0.0%	26.8%	nm	25.7%	25.7%		nm
Land and Development	0.0%	11.4%	nm	38.6%	38.6%		38.6%

1) As adjusted for segment realignment and presented to one decimal.
2) Recasting of allocation of additional Corporate, pension and stock-based compensation costs to segments in order to conform to the WestRock methodology.
3) Margin calculations for RKT and Combined RKT/MWV exclude Trade Sales of $78.5 million.

WestRock

FX Reconciliation

($ in millions, except percentages)	Q3 FY16	Combined Q3 FY15	% Change	Q3 FY16 Currency Impact $'s	Q3 FY16 Currency Adjusted	Currency Adjusted % Change
Net sales						
Corrugated Packaging	$ 1,967.7	$ 2,010.4	-2.1%	$ (19.8)	$ 1,987.5	-1.1%
Consumer Packaging	1,635.8	1,710.6	-4.4%	(5.9)	1,641.7	-4.0%
Land and Development	42.0	22.0	nm	-	42.0	nm
Intersegment Eliminations	(49.0)	(44.0)	nm	-	(49.0)	nm
Total Net Sales	$ 3,596.5	$ 3,699.0	-2.8%	$ (25.7)	$ 3,622.2	-2.1%
Adjusted Segment Income						
Corrugated Packaging	$ 195.2	$ 232.5	-16.0%	$ (1.2)	$ 196.4	-15.5%
Consumer Packaging	150.9	168.2	-10.3%	(1.4)	152.3	-9.5%
Land and Development	9.5	8.1	nm	-	9.5	nm
Total Adjusted Segment Income (1)	$ 355.6	$ 408.8	-13.0%	$ (2.6)	$ 358.2	-12.4%
Adjusted Segment EBITDA						
Corrugated Packaging	$ 339.3	$ 363.7	-6.7%	$ (2.5)	$ 341.8	-6.0%
Consumer Packaging	275.1	255.7	7.6%	(1.7)	276.8	8.3%
Land and Development	9.8	8.5	nm	-	9.8	nm
Total Adjusted Segment EBITDA (1)	$ 624.2	$ 627.9	-0.6%	$ (4.2)	$ 628.4	0.1%

nm = not meaningful

1) Adjusted Segment Income and Adjusted Segment EBITDA exclude $2.8 million and ($0.8) million of inventory step-up in the quarter ended June 30, 2016 for the Corrugated Packaging and Consumer Packaging segments, respectively.

WestRock

FY16 Free Cash Flow Yield Guidance

(in millions, except percentages)	WRK FY16 Guidance
WestRock FY16 Free Cash Flow Guidance	$1,000
WestRock Shares Outstanding as at 6/30/2016	251.5
WestRock Share Price as at 8/3/2016	$41.95
WestRock Market Capitalization	$10,552
Implied WestRock FY16 Free Cash Flow Yield	**9.5%**

Forecasted FY16 Major Consumption Volumes and FX by Currency

Annual Consumption Volumes

Major Annual Consumption Volumes	Units
Recycled Fiber (tons millions)	5.1
Wood (tons millions)	31.2
Natural Gas (cubic feet billions)	68
Diesel (gallons millions)	73
Electricity (kwh billions)	4.7
Polypro/Polyethylene (lbs millions)	97
Caustic Soda (tons thousands)	208
Starch (lbs millions)	532

Sensitivity Analysis

Category	Increase in Spot Price	Annual EPS Impact
Recycled Fiber (tons millions)	+$10.00 / ton	($0.11)
Natural Gas (cubic feet billions)	+$0.25 / MMBTU	($0.04)
FX Translation Impact	+10% USD Appreciation	($0.05 - $0.06)

FX By Currency in Q3


CAD 4%
EUR 3%
BRL 2%
Other 3%
USD 88%
Revenue by Transaction Currency

WestRock

WestRock